Exhibit 99.1

Motorola Solutions Reports Second-Quarter 2018 Financial Results
Company raises full-year revenue and earnings outlook

•	Sales of $1.8 billion, up 18 percent from a year ago

•	Organic revenue[1] growth of 6 percent

•	Backlog of $9.4 billion, up $919 million or 11 percent from a year ago

•	GAAP earnings per share (EPS) of $1.05, up 35 percent

•	Non-GAAP EPS* of $1.46, up 30 percent

CHICAGO – Aug. 2, 2018 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2018. Click here for a printable news release and financial tables.

"Our outstanding second-quarter results highlight the continued strength of our land-mobile radio business and momentum in services and software," said Greg Brown, chairman and CEO of Motorola Solutions. "With our strong earnings, cash generation and highest Q2 backlog position ever, we are well positioned for continued growth."

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2018	Q2 2017	% Change
Sales	$1,760	$1,497	18%
GAAP
Operating Earnings	$273	$261	5%
% of Sales	15.5%	17.4%
EPS	$1.05	$0.78	35%
Non-GAAP
Operating Earnings	$378	$316	20%
% of Sales	21.5%	21.1%
EPS	$1.46	$1.12	30%
Products and Systems Integration Segment
Sales	$1,189	$1,047	14%
GAAP Operating Earnings	$175	$190	(8)%
% of Sales	14.7%	18.1%
Non-GAAP Operating Earnings	$226	$204	11%
% of Sales	19.0%	19.5%
Services and Software Segment
Sales	$571	$450	27%
GAAP Operating Earnings	$98	$71	38%
% of Sales	17.2%	15.8%
Non-GAAP Operating Earnings	$152	$112	36%
% of Sales	26.6%	24.9%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.41 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue - Sales increased $263 million, or 18 percent from the year-ago quarter, driven by growth in all regions. Approximately $154 million of revenue growth was related to acquisitions, and $24 million was related to the adoption of accounting standard ASC 606. The Products and Systems Integration segment grew 14 percent driven by the Americas and EMEA. The Services and Software segment grew 27 percent led by the Americas and EMEA.

•
Operating margin - GAAP operating margin was 15.5 percent of sales, compared with 17.4 percent in the year-ago quarter. The decline reflects higher operating expenses related to acquisitions, partially offset by higher gross margins in Services, the adoption of ASC 606 and favorable mix. Non-GAAP operating margin was 21.5 percent of sales, compared with 21.1 percent in the year-ago quarter driven by higher gross margin partially offset by higher operating expenses related to acquisitions.

•
Cash flow - Operating cash flow was $425 million, compared with $173 million of operating cash generated in the year-ago quarter. Free cash flow[2] was $384 million, compared with $120 million of free cash flow generated in the year-ago quarter. Cash flow for the quarter was higher on improved working capital and higher earnings.

•
Capital allocation - The company paid $84 million in cash dividends. From a debt perspective, the company repaid $100 million on the revolving credit facility ahead of schedule, leaving an outstanding balance of $300 million. The company also repaid the remaining $40 million revolver balance assumed in the Avigilon acquisition and closed this credit facility.

•
Backlog - The company ended the quarter with backlog of $9.4 billion, up $919 million from the year-ago quarter. Products and Systems Integration segment backlog was up 13 percent or $367 million, and Services and Software was up 10 percent or $552 million. Land mobile radio demand led by the Americas continues to drive backlog growth.

KEY HIGHLIGHTS
Services and Software wins

•	$50 million for a multi-year services agreement for a county wide P25 system in North America

•	$41 million for command center software and 10-year services award in Asia

•	$16 million multi-year services renewal in Chile

Products and Systems Integration wins

•	$71 million P25 system upgrade in Northern Africa

•	$35 million P25 expansion for New South Wales Telco Authority in Australia

•	$15 million P25 system replacement for Flagler County, Florida

•	$495 million five-year IDIQ (indefinite delivery, indefinite quantity) P25 radio upgrade for U.S. Army

BUSINESS OUTLOOK

•
Third-quarter 2018 - Motorola Solutions expects revenue growth of approximately 13 percent compared with the third quarter of 2017. The company expects non-GAAP earnings in the range of $1.67 to $1.72 per share. This assumes 173 million fully diluted shares.

•
Full-year 2018 - The company now expects revenue growth of approximately 14.5 percent, up from the prior outlook of 14 percent including $40 million of unfavorable currency impact since our prior guidance. The company now expects non-GAAP earnings per share in the range of $6.79 to $6.89, up from the prior guidance of $6.70 to $6.85. This assumes current foreign exchange rates, approximately 172 million fully diluted shares and a 25 percent effective tax rate.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, Aug. 2. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q2 2018	Q2 2017
Net sales	$1,760	$1,497
Gross margin	822	690
Operating earnings	273	261
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	180	131
Diluted EPS	$1.05	$0.78
Weighted average diluted common shares outstanding	171.7	169.0

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the second quarter of 2018.

(per diluted common share)	Q2 2018

GAAP Earnings	$1.05
Highlighted Items:
Share-based compensation expense	$0.08
Reorganization of business charges	0.10
Intangibles amortization expense	0.23
Avigilon purchase accounting adjustment	0.04
Sale of investments	0.01
Loss on foreign currency related to Avigilon purchase	0.01
FIN 48 reserve	0.01
State audit settlement	(0.07)

Non-GAAP Diluted EPS	$1.46

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Organic revenue: Reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters, and excludes the affects of ASC 606. Management believes organic revenue helps it and investors better identify the underlying trends of established and ongoing operations by excluding the effects of acquisitions and accounting adjustments which can obscure period to period comparisons.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2018. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 20 in Item 1A of Motorola Solutions’ 2017 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS
1 Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters and excluding the effects of ASC 606.
2 Free cash flow represents operating cash flow less capital expenditures.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney
Motorola Solutions
+1 847-538-1865
tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	June 30, 2018	July 1, 2017
Net sales from products	$1,042	$848
Net sales from services	718	649
Net sales	1,760	1,497
Costs of products sales	485	392
Costs of services sales	453	415
Costs of sales	938	807
Gross margin	822	690
Selling, general and administrative expenses	316	254
Research and development expenditures	162	138
Other charges	18	—
Intangibles amortization	53	37
Operating earnings	273	261
Other income (expense):
Interest expense, net	(58)	(51)
Losses on sales of investments and businesses, net	(1)	(1)
Other	13	(4)
Total other expense	(46)	(56)
Net earnings before income taxes	227	205
Income tax expense	46	73
Net earnings	181	132
Less: Earnings attributable to noncontrolling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$180	$131
Earnings per common share:
Basic	$1.11	$0.80
Diluted	$1.05	$0.78
Weighted average common shares outstanding:
Basic	162.2	163.1
Diluted	171.7	169.0

	Percentage of Net Sales*
Net sales from products	59.2%	56.6%
Net sales from services	40.8%	43.4%
Net sales	100.0%	100.0%
Costs of products sales	46.5%	46.2%
Costs of services sales	63.1%	63.9%
Costs of sales	53.3%	53.9%
Gross margin	46.7%	46.1%
Selling, general and administrative expenses	18.0%	17.0%
Research and development expenditures	9.2%	9.2%
Other charges	1.0%	—%
Intangibles amortization	3.0%	2.5%
Operating earnings	15.5%	17.4%
Other income (expense):
Interest expense, net	(3.3)%	(3.4)%
Losses on sales of investments and businesses, net	(0.1)%	(0.1)%
Other	0.7%	(0.3)%
Total other expense	(2.6)%	(3.7)%
Net earnings before income taxes	12.9%	13.7%
Income tax expense	2.6%	4.9%
Net earnings	10.3%	8.8%
Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	10.2%	8.8%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	June 30, 2018	July 1, 2017
Net sales from products	$1,842	$1,551
Net sales from services	1,385	1,226
Net sales	3,227	2,777
Costs of products sales	867	739
Costs of services sales	869	778
Costs of sales	1,736	1,517
Gross margin	1,491	1,260
Selling, general and administrative expenses	594	500
Research and development expenditures	314	273
Other charges	44	(19)
Intangibles amortization	94	73
Operating earnings	445	433
Other income (expense):
Interest expense, net	(104)	(102)
Gains on sales of investments and businesses, net	10	2
Other	16	(9)
Total other expense	(78)	(109)
Net earnings before income taxes	367	324
Income tax expense	69	114
Net earnings	298	210
Less: Earnings attributable to noncontrolling interests	1	2
Net earnings attributable to Motorola Solutions, Inc.	$297	$208
Earnings per common share:
Basic	$1.83	$1.27
Diluted	$1.73	$1.23
Weighted average common shares outstanding:
Basic	161.7	163.7
Diluted	171.1	169.5

	Percentage of Net Sales*
Net sales from products	57.1%	55.9%
Net sales from services	42.9%	44.1%
Net sales	100.0%	100.0%
Costs of products sales	47.1%	47.6%
Costs of services sales	62.7%	63.5%
Costs of sales	53.8%	54.6%
Gross margin	46.2%	45.4%
Selling, general and administrative expenses	18.4%	18.0%
Research and development expenditures	9.7%	9.8%
Other charges	1.4%	(0.7)%
Intangibles amortization	2.9%	2.6%
Operating earnings	13.8%	15.6%
Other income (expense):
Interest expense, net	(3.2)%	(3.7)%
Gains on sales of investments and businesses, net	0.3%	0.1%
Other	0.5%	(0.3)%
Total other expense	(2.4)%	(3.9)%
Net earnings before income taxes	11.4%	11.7%
Income tax expense	2.1%	4.1%
Net earnings	9.2%	7.6%
Less: Earnings attributable to noncontrolling interests	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	9.2%	7.5%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$878	$1,205
Restricted cash	63	63
Total cash and cash equivalents	941	1,268
Accounts receivable, net	1,159	1,523
Contract assets	760	—
Inventories, net	391	327
Other current assets	330	832
Total current assets	3,581	3,950

Property, plant and equipment, net	895	856
Investments	172	247
Deferred income taxes	945	1,023
Goodwill	1,528	938
Intangible assets	1,340	861
Other assets	420	333
Total assets	$8,881	$8,208

Liabilities and Stockholders' Equity
Current portion of long-term debt	$347	$52
Accounts payable	430	593
Contract liabilities	1,049	—
Accrued liabilities	1,096	2,286
Total current liabilities	2,922	2,931

Long-term debt	5,298	4,419
Other liabilities	2,153	2,585

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,507)	(1,742)

Noncontrolling interests	15	15

Total liabilities and stockholders’ equity	$8,881	$8,208

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	June 30, 2018	July 1, 2017
Operating
Net earnings attributable to Motorola Solutions, Inc.	$180	$131
Earnings attributable to noncontrolling interests	1	1
Net earnings	181	132
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	96	86
Non-cash other charges	3	6
Non-U.S. pension settlement loss	—	16
Share-based compensation expense	17	16
Losses on sales of investments and businesses, net	1	1
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable, contract assets and contract liabilities	11	(117)
Inventories	46	(43)
Other current assets	41	38
Accounts payable and accrued liabilities	10	(33)
Other assets and liabilities	(5)	31
Deferred income taxes	24	40
Net cash (used for) provided by operating activities	425	173
Investing
Acquisitions and investments, net	(28)	(34)
Proceeds from sales of investments and businesses, net	2	19
Capital expenditures	(41)	(53)
Net cash used for investing activities	(67)	(68)
Financing
Repayment of debt	(147)	(5)
Net proceeds from issuance of debt	(1)	—
Proceeds from financing through capital leases	—	7
Issuance of common stock	6	6
Purchases of common stock	—	(80)
Payments of dividends	(84)	(77)
Payments of dividend to non-controlling interest	(1)	(2)
Net cash used for financing activities	(227)	(151)
Effect of exchange rate changes on cash and cash equivalents	(48)	22
Net increase (decrease) in cash and cash equivalents	83	(24)
Cash and cash equivalents, beginning of period	858	829
Cash and cash equivalents, end of period	$941	$805

Financial Ratios:
Free cash flow*	$384	$120

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30, 2018	July 1, 2017
Operating
Net earnings attributable to Motorola Solutions, Inc.	$297	$208
Earnings attributable to noncontrolling interests	1	2
Net earnings	298	210
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	178	166
Non-cash other charges	6	21
Non-U.S. pension settlement loss	—	25
Share-based compensation expense	34	33
Gains on sales of investments and businesses, net	(10)	(2)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable, contract assets and contract liabilities	206	251
Inventories	37	(112)
Other current assets	43	(21)
Accounts payable and accrued liabilities	(340)	(340)
Other assets and liabilities	(558)	21
Deferred income taxes	31	63
Net cash provided by (used for) operating activities	(75)	315
Investing
Acquisitions and investments, net	(1,153)	(140)
Proceeds from sales of investments and businesses, net	79	72
Capital expenditures	(82)	(121)
Net cash used for investing activities	(1,156)	(189)
Financing
Repayment of debt	(197)	(6)
Net proceeds from issuance of debt	1,295	—
Proceeds from financing through capital leases	—	7
Issuance of common stock	59	28
Purchases of common stock	(66)	(258)
Payments of dividends	(168)	(154)
Payments of dividend to non-controlling interest	(1)	(2)
Net cash provided by (used for) financing activities	922	(385)
Effect of exchange rate changes on cash and cash equivalents	(18)	34
Net decrease in cash and cash equivalents	(327)	(225)
Cash and cash equivalents, beginning of period	1,268	1,030
Cash and cash equivalents, end of period	$941	$805

Financial Ratios:
Free cash flow*	$(157)	$194

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$1,189	$1,047	14%
Services and software	571	450	27%
Total Motorola Solutions	$1,760	$1,497	18%

	Six Months Ended

	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$2,141	$1,901	13%
Services and software	1,086	876	24%
Total Motorola Solutions	$3,227	$2,777	16%

Operating Earnings
	Three Months Ended
	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$175	$190	(8)%
Services and software	98	71	38%
Total Motorola Solutions	$273	$261	5%

	Six Months Ended

	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$265	$287	(8)%
Services and software	180	146	23%
Total Motorola Solutions	$445	$433	3%

Operating Earnings %
	Three Months Ended
	June 30, 2018	July 1, 2017
Products and systems integration	14.7%	18.1%
Services and software	17.2%	15.8%
Total Motorola Solutions	15.5%	17.4%

	Six Months Ended

	June 30, 2018	July 1, 2017
Products and systems integration	12.4%	15.1%
Services and software	16.6%	16.7%
Total Motorola Solutions	13.8%	15.6%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	13	3	10	0.06
Intangibles amortization expense	Intangibles amortization	41	8	33	0.19
Loss on legal settlements	Other charges	1	—	1	0.01
Loss on derivative instruments related to Avigilon	Other expense	14	4	10	0.06
Release of FIN 48 reserve	Income tax benefit	—	1	(1)	(0.01)
Sale of investments	Sale of Investment or Business (Gain) or Loss	(11)	(3)	(8)	(0.05)
Acquisition-related transaction fees	Other charges	17	5	12	0.07
Total impact on Net earnings		$92	$22	$70	$0.41

Q2 2018

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	25	6	19	0.10
Intangibles amortization expense	Intangibles amortization	53	12	41	0.23
Avigilon purchase accounting adjustment	Cost of sales	10	3	7	0.04
Sale of investments	Sale of Investment or Business (Gain) or Loss	1	—	1	0.01
Loss on foreign currency related to Avigilon purchase	Other expense	1	—	1	0.01
FIN 48 reserve	Income tax expense	—	(1)	1	0.01
State audit settlement	Income tax benefit	—	12	(12)	(0.07)
Total impact on Net earnings		$107	$36	$71	$0.41

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$1,189	$1,047	14%
Services and software	571	450	27%
Total Motorola Solutions	$1,760	$1,497	18%

	Six Months Ended

	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$2,141	$1,901	13%
Services and software	1,086	876	24%
Total Motorola Solutions	$3,227	$2,777	16%

Non-GAAP Operating Earnings
	Three Months Ended
	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$226	$204	11%
Services and software	152	112	36%
Total Motorola Solutions	$378	$316	20%

	Six Months Ended

	June 30, 2018	July 1, 2017	% Change
Products and systems integration	$350	$306	14%
Services and software	287	222	29%
Total Motorola Solutions	$637	$528	21%

Non-GAAP Operating Earnings %
	Three Months Ended
	June 30, 2018	July 1, 2017
Products and systems integration	19.0%	19.5%
Services and software	26.6%	24.9%
Total Motorola Solutions	21.5%	21.1%

	Six Months Ended

	June 30, 2018	July 1, 2017
Products and systems integration	16.3%	16.1%
Services and software	26.4%	25.3%
Total Motorola Solutions	19.7%	19.0%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,468	$952	$516
Operating earnings ("OE")	$171	$90	$81

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	13	9	4
Intangibles amortization expense	41	1	40
Acquisition-related transaction fees	17	12	5
Loss on legal settlements	1	1	—
Total above-OE non-GAAP adjustments	89	35	54
Operating earnings after non-GAAP adjustments	$260	$125	$135

Operating earnings as a percentage of net sales - GAAP	11.6%	9.5%	15.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.7%	13.1%	26.2%

Q2 2018
	TOTAL	Products and Systems Integration	Services and Software
Net sales	$1,760	$1,189	$571
Operating earnings ("OE")	$273	$175	$98

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	25	19	6
Intangibles amortization expense	53	10	43
Avigilon purchase accounting adjustment	10	10	—
Total above-OE non-GAAP adjustments	105	51	54
Operating earnings after non-GAAP adjustments	$378	$226	$152

Operating earnings as a percentage of net sales - GAAP	15.5%	14.7%	17.2%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.5%	19.0%	26.6%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	June 30, 2018	July 1, 2017	% Change
Net sales	$1,760	$1,497	18%
Non-GAAP adjustments:
Acquisitions	(154)	—
ASC 606 impact	(24)	—
Organic revenue	1,582	1,497	6%
Less foreign exchange impact	(26)	—
Organic revenue in constant currency	$1,556	$1,497	4%

Total Motorola Solutions
	Six Months Ended
	June 30, 2018	July 1, 2017	% Change
Net sales	$3,227	$2,777	16%
Non-GAAP adjustments:
Acquisitions	(206)	(5)
ASC 606 impact	(39)	—
Organic revenue	2,982	2,772	8%
Less foreign exchange impact	(65)	—
Organic revenue in constant currency	$2,917	$2,772	5%